As filed with the Securities and Exchange Commission on November 15, 2021
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)
Delaware	26-4231384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25B Vreeland Road, Suite 300 Florham Park, NJ	07932
(Address of Principal Executive Offices)	(Zip Code)
PDS Biotechnology Corporation 2019 Inducement Plan, as amended
 (Full title of the plans)
Frank Bedu-Addo
President and Chief Executive Officer
PDS Biotechnology Corporation
25B Vreeland Road, Suite 300
Florham Park, NJ 07932
(800) 208-3343
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered(1)	Amount to be registered(2)		Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.00033 per share	300,000	(4)	$11.07	$3,321,000.00	$307.86

(1)
The shares registered by PDS Biotechnology Corporation (the “Registrant”) on this Form S-8 Registration represent shares of common stock, par value $0.00033 per share (“Common Stock”), which are issuable under the PDS Biotechnology Corporation 2019 Inducement Plan, as amended (the “Inducement Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(3)
Calculated solely for purposes of this offering under Rule 457(c) and Rule 457(h) of the Securities Act, on the basis of the average of the high and low prices per share of the Registrant’s Common Stock on November 9, 2021 as reported by the Nasdaq Capital Market.

(4)	Represents an increase in the number of shares of Common Stock reserved for issuance under the Inducement Plan, pursuant to an amendment to the Inducement Plan effective as of December 8, 2020.

Part II

Information Required In The Registration Statement

This Registration Statement relates to the registration of an additional 300,000 shares (the “Shares”) of the Registrant’s Common Stock. The Shares are securities of the same class and relate to the same employee benefit plan, the PDS Biotechnology Corporation 2019 Inducement Plan, which was amended effective as of December 8, 2020 (in the form attached hereto as Exhibit 99.1) (the “Inducement Plan”), as those registered pursuant to the Registrant’s registration statement on Form S-8, previously filed with the Securities and Exchange Commission on November 14, 2019 (Registration No. 333-234693). In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on November 14, 2019 (Registration No. 333-234693) is incorporated herein by reference (solely to the extent the contents of such registration statement relate to the Inducement Plan) and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on October 6, 2015).
4.2
Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on March 18, 2019).

4.3
Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on March 18, 2019).

4.4	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on October 6, 2015).
4.5
Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333- 206416) filed with the Commission on September 21, 2015).

5.1*	Opinion of DLA Piper LLP (US).
23.1*	Consent of KPMG LLP.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24	Power of Attorney (contained on the signature page hereto).
99.1	PDS Biotechnology Corporation 2019 Inducement Plan, as amended (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Commission on December 9, 2020).
*	Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the PDS Biotechnology Corporation 2019 Inducement Plan, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on November 15, 2021.

PDS Biotechnology Corporation

By:	/s/ Frank Bedu-Addo
Name:	Frank Bedu-Addo
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of PDS Biotechnology Corporation whose signatures appear below hereby constitute and appoint Frank Bedu-Addo and Matthew Hill, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the PDS Biotechnology Corporation 2019 Inducement Plan, as amended, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each attorney and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank Bedu-Addo	President, Chief Executive Officer and Director	November 15, 2021
Frank Bedu-Addo	(Principal Executive Officer)

/s/ Matthew Hill	Chief Financial Officer	November 15, 2021
Matthew Hill	(Principal Financial and Accounting Officer)

/s/ Stephen Glover	Director	November 15, 2021
Stephen Glover

/s/ Kamil Ali-Jackson	Director	November 15, 2021
Kamil Ali-Jackson

/s/ Otis W. Brawley	Director	November 15, 2021
Otis W. Brawley

/s/ Gregory Freitag	Director	November 15, 2021
Gregory Freitag

/s/ Ilian Iliev	Director	November 15, 2021
Ilian Iliev

/s/ Sir Richard Sykes	Director	November 15, 2021
Sir Richard Sykes